Exhibit 11



CONSENT OF INDEPENDENT AUDITORS

Lord Abbett Securities Trust:

We consent to the incorporation by reference in Post-Effective  Amendment No. 15 to Registration Statement No. 33-58846 of our report dated November 22, 1996 appearing in the annual report to shareholders and to the reference tous under the caption "Financial Highlights" in the Prospectus and to the references to us under the captions "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP


New York, New York
May 30, 1997